Exhibit 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Aegerion Pharmaceuticals, Inc. (the “Company”) for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

re

/s/ Gregory D. Perry
Name:	Gregory D. Perry
Title:	Chief Financial and Administrative Officer (principal financial officer)
Date:	March 15, 2016